Exhibit 4(a).6

Execution Copy

2006/10/05

AMENDMENT TO SHARE PURCHASE AGREEMENT

THIS AMENDMENT TO SHARE PURCHASE AGREEMENT, dated as of October 5, 2006 (this “Amendment”), is made by and among the following parties:

A.	TIMEHEART SCIENCE TECHNOLOGY LIMITED, a company incorporated under the laws of the British Virgin Islands (the “Company”);

B.	BEIJING TIMEHEART INFORMATIONTECHNOLOGY LIMITED[GRAPHICS APPEARS HERE], a company incorporated under the laws of P.R. China;

C.	CDC MOBILE MEDIA CORPORATION, a wholly owned subsidiary of China.com Inc., a company incorporated under the laws of the British Virgin Islands (the “Purchaser”);

D.	FANG XIU QIN, a citizen of the People’s Republic of China (the “PRC”, for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) who ultimately owns 54% Equity interest of the Seller and 51% of the Related Entity. (“Ms. Fang”)

E.	SUN KUN SHAN, a citizen of the PRC, who ultimately owns 46% Equity interest of the Seller and 44% of the Related Entity (“Mr. Sun K S”) (each a “Beneficiary” and collectively, the “Beneficiaries”)

F.	FRESH EARN HOLDINGS LIMITED, a company duly incorporated under the laws of the British Virgin Islands and owned 54% by Ms. Fang and 46% by Mr. Sun (the “Seller”);

G.	WANG BING and SUI HAI GANG (each the “Other Founder” collectively, the “Other Founders”); and

H.	PALMWEB INC., a company incorporated and existing under the laws of Cayman Islands (the “Guarantor”).

Each of the parties to this Amendment is referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, the Parties have entered the Share Purchase Agreement, dated as of July 25, 2006 (the “Share Purchase Agreement”); and

WHEREAS, the Parties desires to amend and supplement the Share Purchase Agreement.

NOW, THEREFORE, pursuant to the terms of the Share Purchase Agreement and in accordance with Section 12.05 thereof, the Parties hereto agree to amend the Share Purchase Agreement as follows. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Share Purchase Agreement.

Section 1 AMENDMENT TO THE DEFINITION.

1.1 Section 1.01 definition “2007 Purchaser Financial Statements” of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

“2007 Company Financial Statements” Shall mean the audited consolidated balance sheets of the Company as of December 31, 2007 and the related audited statements of operations, shareholders’ equity and cash flow statements for the calendar year ended December 31, 2007 prepared in accordance with Hong Kong GAAP, together with a true and correct copy of the report on such audited information with all existing management letters from the auditors with respect to the results of such audits. All above-mentioned audited balance sheets, the related audited statements of operations, shareholders’ equity and cash flow statements, report, management letters shall have been issued by Auditors, a licensed PRC independent public accounting firm mutually acceptable to the Seller and the Purchaser.

1.2 Add definition in Section 1.01 “2006 Q4 Company Financial Statements”

“2006 Q4 Company Financial Statements shall mean the audited consolidated balance sheets of the Company as of December 31, 2006 and the related audited statements of operations, shareholders’ equity and cash flow statements for the period commencing from October 1st, 2006 ended December 31, 2006 prepared in accordance with Hong Kong GAAP, together with a true and correct copy of the report on such audited information with all existing management letters from the auditors with respect to the results of such audits. All above-mentioned audited balance sheets, the related audited statements of operations, shareholders’ equity and cash flow statements, report, management letters shall have been issued by Auditors, a licensed PRC independent public accounting firm mutually acceptable to the Seller and the Purchaser.

1.3 Section 1.01 definition “Adjusted Net Profit of Purchaser 2007” of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

“Net Profit of Company 2007” shall mean audited consolidated net profit based on 2007 Company Financial Statements after tax of Company, audited by the Auditors in accordance with Hong Kong GAAP.

1.4 Add definition in Section 1.01 “Net Profit of Company 2006 Q4”

“Net Profit of Company 2006 Q4” shall mean audited consolidated net profit based on 2006 Q4 Company Financial Statements after tax of Company, audited by the Auditors in accordance with Hong Kong GAAP.

1.5 Section 1.01 definition “Adjusted Net Profit Margin of 2007” of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

“Net Profit Margin of 2007” shall mean the Net Profit of Company 2007 divided by the Net Revenue of Company 2007.

1.6 Add definition in Section 1.01”Net Profit Margin of 2006 Q4”

“Net Profit Margin of 2006 Q4” shall mean the Net Profit of Company 2006 Q4 divided by the Net Revenue of Company 2006 Q4.

1.7 Section 1.01 definition “Additional Registered Capital” of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

“Additional Registered Capital” shall mean RMB4,290,000 which equals to approximate 30% of the total increased registered capital of the Related Entity after RMB4,290,000 has been additionally injected as registered capital.

1.8 Section 1.01 definition “China.com” of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

“China.com” shall mean China.com Inc., a Cayman Islands company currently listed on the Growth Enterprise Market of The Exchange of Hong Kong Limited.

1.9 Section 1.01 definition “China.com Adjusted Share Consideration” of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

“China.com Adjusted Share Consideration” shall mean the number of China.com shares given to the Seller and such number shall be adjusted pursuant to the performance of the Company which is a substantial part of the entire mobile value added service (“MVAS”) unit of China.com in year 2007 set forth in Section 2.02 (a) iv.

1.10 Section 1.01 definition “Closing Date” of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

“Closing Date” shall mean the later of:

(a) July 31, 2006, subject to the conditions set out in Section 7 being satisfied as determined by the Purchaser or waived by the Purchaser in its sole and absolute discretion and the conditions set out in Section 8 being satisfied as determined by the Seller or waived by the Seller in their sole and absolute discretion; or

(b) such other date within 114 days from the Effective Date as shall be notified by the Purchaser in writing one day in advance to the Seller.

1.11 Add definition ““Net Revenue of Company 2006 Q4”

“Net Revenue of Company 2006 Q4” shall mean entire revenue of the Company for a period commencing from October 1, 2006 ended as of December 31, 2006, subtracts the corresponding business tax applicable to the Company during that period.

1.12 Section 1.01 definition “Net Revenue of Purchaser 2007” of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

“Net Revenue of Company 2007” shall mean 2007 full calendar year revenue of the Company subtracts the business tax applicable to the Company during 2007.

1.13 Section 1.01 definition “Pre-Closing Audit” of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

“Profit Distribution Audit” shall mean the audit of the Financial Statements of the Company and Related Entity on consolidated basis for the period of January 01, 2006 to September 30, 2006.

1.14 Section 1.01 definition “Purchaser Share Consideration” of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection with the following:

“Purchaser Share Consideration” shall mean 10 ordinary shares as part of the total Consideration representing 10% of the total Purchaser Share as of the Closing Date.

Section 2 AMENDMENT TO THE CONSIDERATION.

2.1 Section 2.02 a (i) of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection in its entirety and replacing such subsection with the following:

Section 2.02 a (i) upon the Closing Date, Onshore Consideration plus 90% of the Additional Registered Capital shall be paid by the designated party of the Purchaser to the designated party of the Seller in cash set forth in the Equity Transfer Agreement.

2.2 Section 2.02 a (iv) of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection in its entirety and replacing such subsection with the following:

Section 2.02 (iv) Within 21 working days after April 30, 2008, the Purchaser shall deliver to the Seller the share certificate(s) representing the China.com Adjusted Share Consideration pursuant to the formula set forth below:

T= K*N/C2

T means the amount equals to the Adjusted Share Consideration

N = USD1,600,000

C2 means the Second Conversion Price

Targeted two mile stones:	(a)	targeted net profit of Company 2006 Q4 = RMB5,000,000
targeted net profit of Company 2007 = RMB40,000,000

	(b)	targeted net profit margin of 2006 Q4 = 27.5%
targeted net profit margin of 2007 = 27.5%

R1 = (Net Profit of Company 2006 Q4 + Net Profit of Company 2007)/ (targeted net profit of Company 2006 Q4 + targeted net profit of Company 2007)

R2 = (Net Profit Margin of 2006 Q4 + 4 X Net Profit Margin of 2007)/ (targeted net profit margin of 2006 Q4 + 4 X targeted net profit margin of 2007)

If either the R1 and R2 is less than or equals to 75%, then K=0

If the lower number of R1 and R2 is greater than 75% but less than or equals to 90%, then K= 50%

If the lower number of R1 and R2 is greater than 90% but less than or equals to 130%, then K equal the lower number out of R1 and R2.

If both R1 and R2 are greater than 130%, then K = 130%

2.3 Section 2.02 b (ii) of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection in its entirety and replacing such subsection with the following:

Section 2.02 (b) (ii) The conversion calculation of share based payment are as follows:

(ii) Second Conversion Price means the average per share closing price of China.com Shares for the 45 trading days on GEM preceding June 30, 2007 or the last 45 trading days of China.com Shares on GEM. However, the Second Conversion Price shall in no event lower than 90 percent of the First Conversion Price.

2.4	Section 2.04 of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection in its entirety and replacing such subsection with the following:

2.04 Distribution of Pre-acquisition Profits. Notwithstanding anything contained herein to the Contrary, the Seller or the Founders shall have the right to claim dividend and distribute all the net profit amount for the period commencing from January 01, 2006 to the September 30, 2006 determined by the Profit Distribution Audit.

SECTION 3 AMENDMENT TO THE COVENANTS OF THE SELLER, THE FOUNDERS, THE BENEFICIARIES, THE COMPANY AND THE RELATED ENTITY.

3.1 Section 5.10 of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection in its entirety and replacing such subsection with the following:

5.10 Arrangement in Determination Period.

During the Determination Period, the managing representative of the Founder Mr. Sun Jiang Tao (Mr. Sun) shall have be appointed as the chief executive officer of the Company. Sun shall have the right to manage the daily operations of the Company. Other than the MVAS services-related transactions with CMO, the Seller and Mr. Sun shall not cause the Company to engage in any new or potential business and commit any exceptional expenses out of the ordinary course of business. Furthermore, the Seller shall also have the right to nominate and appoint one director to serve as the board of the directors of the Purchaser, which is the holding vehicle for MVAS business unit of China.com.

3.2 Section 5.12 of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection in its entirety and replacing such subsection with the following:

5.12 Related Entity.

(a) The Founders, who collectively hold 100% equity interests in the Related Entity, shall cause the Related Entity to complete the Additional Registered Capital to be injected by the Founders within 10 Working Days after the Effective Date and concurrently with the execution of this Agreement enter into an equity transfer agreement with PRC company or individuals designated by the Purchaser (the “Equity Transfer Agreement or ETA”). Pursuant to the Equity Transfer Agreement, each of the Founders shall agree to transfer all of his or her equity interest, inclusive of the Additional Registered Capital in the Related Entity to such designated party at an aggregate consideration of Onshore Consideration plus 90% of the Additional Registered Capital. The Purchaser shall guarantee the aforesaid PRC individuals’ payment of the Onshore Consideration plus 90% of the Additional Registered Capital. For the avoidance of doubt, the consideration payable by designated party of the Purchaser under the Equity Transfer Agreement shall be paid to the Founders upon the Closing Date Each Party shall bear all tax and stamp duty imposed on such Party by any Governmental or Regulatory Authorities or by any Law in connection with the implementation of the Equity Transfer Agreement.

Section 4 AMENDMENT TO THE CONVENANTS OF THE PURCHASER.

4.1	Section 6.05 of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection in its entirety and replacing such subsection with the following:

6.05	Nomination

The Purchaser shall procure the China.com to nominate Mr. Sun of Related Entity as the Vice-President of China.com and CEO of the Company upon Closing Date.

4.2 Section 6.07 of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection in its entirety and replacing such subsection with the following:

6.07	China.com Board Approval

The board of the China.com shall within 15 working days after the signing of the Amendment, notify the Seller in writing whether the board of China.com has: (a) approved the execution of the Transaction Documents and the transactions contemplated herein and therein. (b) approved the employment agreement of Mr. Sun.

Section 5 AMENDMENT TO THE CONDITIONS TO OBLIGATIONS OF THE PURCHASER

5.1 Section 7.18 of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection in its entirety and replacing such subsection with the following:

7.18 Profit Distribution Audit.

An audit opinion in accordance with auditing standards generally accepted in the PRC stated that the financial statements of the Related Entity for the nine–month-period from January 1, 2006 to September 30, 2006 and as of September 30, 2006 present fairly, in all material respects, the financial position of the Related Entity, in conformity with Hong Kong GAAP should be issued. The cost of such verification shall be borne by the Related Entity.

5.2 Section 7.20 of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection in its entirety and replacing such subsection with the following:

7.20 Employment Agreement

A two years term employment agreement for appointment of Mr. Sun as the CEO of the Company shall be duly executed. The form of Mr. Sun’s Agreement is attached as Schedule D.

5.3 Section 7.21 of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection in its entirety and replacing such subsection with the following:

7.21 Board Approval of China.com

The board of the China.com shall within 15 working days after the signing of the Amendment notify the Seller in writing whether the board of China.com has: (a) approved the execution of the Transaction Documents and the transactions contemplated herein and therein. (b) approved the employment agreement of Mr. Sun.

Section 6 AMENDMENT TO TERMINATION.

Section 11.01 (a) of the Share Purchase Agreement is amended by deleting the subsection in its entirety and replacing such subsection in its entirety and replacing such subsection with the following:

11.01 (a) at any time after 114 days from the Effective Date in the event that Closing has not already taken place; or

Section 7 AMENDMENT TO SCHEDULED.

Schedule D of the Share Purchase Agreement is amended by deleting such attached Schedule D in its entirety and replacing such Schedule D with the attached Schedule D hereto.

Section 8 FULL FORCE AND EFFECT. Except as expressly amended hereby, the Share Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

Section 9 GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of Hong Kong without giving effect to the conflicts of laws principles thereof.

Section10 COUNTERPARTS. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed as of the date first written above by its respective officers thereunto duly authorized.

TimeHeart Science Technology Limited

By:	/s/ CDS International Limited
Name:	CDS International Limited
Title:	Director

Beijing TimeHeart InformationTechnology Limited

By:	/s/ Fang Xiu Qin
Name:	Fang Xiu Qin
Title:	Legal representative

Fang Xiu Qin

By:	/s/ Fang Xiu Qin

Sun Kun Shan,

By:	/s/ Sun Kun Shan

Wang Bing

By:	/s/ Wang Bing

Sui Hai Gang

By:	/s/ Sui Hai Gang

SIGNED by	)
for and on behalf of	)

Fresh Earn Holdings Limited

By:	/s/ CDS International Limited
Name:	CDS International Limited
Title:	Director

SIGNED by	)
for and on behalf of	)
CDC Mobile Media Corporation	)
in the presence of:	)

By:	/s/ Xiao Wei Chen
Name:	Xiao Wei Chen
Title:	Director

SIGNED by	)
for and on behalf of	)
Palmweb Inc.	)
in the presence of:	)

By:	/s/ Xiao Wei Chen
Name:	Xiao Wei Chen
Title:	Authorized Representative